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                                                                      EXHIBIT 11

                           Tommy Hilfiger Corporation
                  Computation of Net Income Per Ordinary Share
                    (in thousands, except per share amounts)

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
                                                           Nine Months Ended December 31,   Three Months Ended December 31,
                                                           ------------------------------   -------------------------------

                                                                2001            2000             2001             2000
                                                           -------------   --------------   --------------   --------------
FINANCIAL STATEMENT PRESENTATION

BASIC

Weighted average shares outstanding .....................         89,307           91,858           89,622           90,421
                                                           =============   ==============   ==============   ==============


Net income ..............................................  $      93,846   $       97,361   $       36,958   $       42,701
                                                           =============   ==============   ==============   ==============

Per share amount ........................................  $        1.05   $         1.06   $         0.41   $         0.47
                                                           =============   ==============   ==============   ==============

DILUTED

Weighted average shares outstanding .....................         89,307           91,858           89,622           90,421

Net effect of dilutive stock options based on the
  treasury stock method using average market price ........          527              162              483              278
                                                           -------------   --------------   --------------   --------------

Total ...................................................         89,834           92,020           90,105           90,699
                                                           =============   ==============   ==============   ==============

Net income ..............................................  $      93,846   $       97,361   $       36,958   $       42,201
                                                           =============   ==============   ==============   ==============

Per share amount ........................................  $        1.05   $         1.06   $         0.41   $         0.47
                                                           =============   ==============   ==============   ==============
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